Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-190221, 333-100070, 333-120657, 333-162465, 333-214907, 333-219587, and 333-219588 on Form S-8 and 333-214202 on Form S-3 of our report dated March 30, 2017, relating to the 2016 and 2015 consolidated financial statements of Novelion Therapeutics Inc. and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

/s/ Deloitte LLP

Chartered Professional Accountants
March 16, 2018